Exhibit 99.1

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT WITH LONG-STANDING
BRAND PARTNER ARHAUS

Company to continue providing private label credit card services and marketing support for the Ohio-
based retailer of fine home furnishings

COLUMBUS, Ohio, January 26, 2021 – Alliance Data Systems Corporation (NYSE: ADS) today announced its Card Services business, a provider of market-leading payment products and digital solutions, including Bread® and Comenity-branded financial services, has signed a multi-year renewal agreement to continue providing private label credit card services for Arhaus®, a Cleveland-headquartered, family-owned and operated home furnishings retailer with more than 70 locations nationwide.

Arhaus provides globally inspired, heirloom quality furniture and décor for the entire home with a commitment to sustainably sourcing its materials. Known for its high-end furnishings and upholstery, superior customer service and value-rich payment programs, Arhaus was recognized as a Top 30 U.S. furniture retailer by Furniture Today in 2020.

When using the Arhaus Archarge Credit Card, Arhaus customers can earn reward dollars for qualifying purchases. Cardmembers also enjoy special financing on select purchases. The combination of rewards and financing with a private label credit card is a unique value proposition for furniture retailers.

“Arhaus is one of Alliance Data’s longest-standing partners and a fellow Ohio-based business we are proud to work with,” said Val Greer, chief commercial officer, Alliance Data Card Services. “The resilience that the Arhaus team has shown managing through COVID-19 is a testament to the company’s customer-centric approach and its ability to offer a variety of payment and financing options. We are excited to continue helping a market-leader like Arhaus drive customer loyalty and spend in the coming years.”

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 8,500 associates at more than 50 locations worldwide.

Alliance Data's Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

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About Arhaus
Arhaus offers globally inspired, heirloom quality furniture and décor for the entire home – both indoors and out. Family-founded in 1986 in Cleveland, OH, Jack and John Reed made a commitment on day one to never source wood from rainforests and to protect the Earth's resources whenever possible. Now, with 70+ store locations across the United States, a team of interior designers providing complimentary design services, and robust custom-design capabilities, Arhaus has grown to become an industry leader in innovative practices and inspired design. For more information, visit arhaus.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Contacts:

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
Brian.Vereb@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com

Arhaus
The CONSULTANCY PR - Media
arhaus@theconsultancypr.com

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